EXHIBIT 10-8

HALLIBURTON COMPANY

PENSION EQUALIZER PLAN

As Amended and Restated

Effective March 1, 2007

PREAMBLE

Halliburton Company, a Delaware corporation (the “Company”), established this Pension Equalizer Plan (the “Plan”), effective as of January 1, 2004, to provide payments for individual Pension Equalizer Benefits to eligible employees of the Company.  The Company now desires to amend and restate the Plan as follows, effective as of March 1, 2007:

ARTICLE I
DEFINITIONS

Each of the following terms shall have the meaning set forth in this Article I for purposes of the Plan and any amendments thereto:

1.1	Administrator: The person or persons appointed by the Board to administer the Plan.

1.2
Affiliate:  Any person or entity who or which controls, is controlled by or is under common control with the Company.  For purposes of this definition, the terms “control” and “controlled by” as used with respect to the Company or any person or entity shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Company or such person or entity, whether through the ownership of an equity interest in the Company or such person or entity, by contract or otherwise.

1.3	Board: The Board of Directors of the Company.

1.4	Code: The Internal Revenue Code of 1986, as amended.

1.5	Company: Halliburton Company, including any of its Subsidiaries or Affiliates.

1.6
Company Contributions:  Amounts contributed by the Company for the benefit of a Participant other than from a Participant’s Eligible Compensation under any Company defined contribution deferred compensation plan.

1.7
Eligible Compensation:  The total of the annual base pay, annual bonus amount under any performance-based incentive compensation plan, including any elective contributions made on a Participant’s behalf by the Company that are not includable in income under Section 125, Section 402(e)(3) or Section 402(h) of the Code and any amounts not included in the gross income of a Participant under a salary reduction agreement by reason of the application of Section 132(f) of the Code, paid by the Company to or for the benefit of the Participant during a Plan Year.

1.8	Employee: An employee of the Company.

1.9
Eligible Employee:  An Employee who, as of September 29, 1998, (a) was a participant in either the Dresser Industries, Inc. Retirement Savings Plan A or the Dresser Industries, Inc. Retirement Savings Plan B (each, a “Dresser Savings Plan”) and was actively employed by Dresser Industries, Inc. or any affiliate of Dresser Industries, Inc. that was a participating employer in a Dresser Savings Plan, and (b) was entitled to a Pension Equalizer Contribution under such plan.

1.10
Participant:  An Eligible Employee who has commenced, but not terminated, participation in the Plan as provided in Article II.  Schedule A contains a list of Participants and their respective Pension Equalizer Percentages as of January 1, 2007.

1.11	Pension Equalizer Benefit: The amount calculated under Article III.

1.12	Pension Equalizer Percentage: The percentage set forth for each Participant on Schedule A.

1.13	Plan: The Halliburton Company Pension Equalizer Plan, as amended from time to time.

1.14	Plan Year: The twelve-consecutive month period commencing January 1 of each year.

1.15	Schedule A: The Schedule A attached to the Plan setting forth a list of Participants and the Pension Equalizer Percentage for each Participant as of January 1, 2007.

1.16
Subsidiary:  At any given time, any other corporation of which an aggregate of 80% or more of the outstanding voting stock is owned of record or beneficially, directly or indirectly, by the Company or any other of its Subsidiaries.

1.17
Termination Date:  The earlier of the date (a) a Participant attains age 65 or (b) a Participant’s service to the Company ends by reason of retirement, resignation, disability, death or other event that has the effect of terminating the Participant’s service to the Company; provided, however, that for purposes of this clause (b), a date shall not be a “Termination Date” until there has been a “Separation from Service” within the meaning of Section 409A(a)(2)(A)(i) of the Code and accompanying Treasury regulations.

ARTICLE II
PARTICIPATION

2.1	Admission as a Participant

Participation in the Plan is closed to new entrants.  A complete list of Participants as of January 1, 2007, is included on Schedule A.

2.2	Termination of Participation

Participation under the Plan shall cease as of the Plan Year following the Plan Year during which a Participant’s Termination Date occurs.   For example, if a Participant has a Termination Date during the 2007 Plan Year, a Pension Equalizer Benefit would be paid in 2008 based on Eligible Compensation for that portion of the 2007 Plan Year prior to such Participant’s Termination Date.

ARTICLE III
PENSION EQUALIZER BENEFITS

3.1	Pension Equalizer Benefit

Each Participant’s Pension Equalizer Benefit for a Plan Year shall be calculated as follows:

(1)	multiply the Participant’s Eligible Compensation by the applicable Pension Equalizer Percentage as provided for that Participant on Schedule A;

(2)	add 7% of the Participant’s Eligible Compensation to the amount calculated in (1); and then

(3)
subtract all Company Contributions for the Plan Year from the amount calculated in (2).  This amount will equal the Participant’s Pension Equalizer Benefit, but in no event will the benefit be less than zero.

3.2	Pension Equalizer Benefit Payment Date

A Participant’s Pension Equalizer Benefit for a Plan Year shall be paid on March 1 (or the next succeeding business day if March 1 is not a business day) following the end of the Plan Year.

3.3	Form of Pension Equalizer Benefit

Each Participant’s Pension Equalizer Benefit shall be paid by payroll check or direct deposit into the Participant’s designated bank account in accordance with the Company’s normal and customary procedures for making payroll payments to Employees.

       3.4   Gross-up for Taxes

Each Participant’s Pension Equalizer Benefit payment shall be grossed up for federal and state income taxes and federal payroll taxes so that the amount paid to the Participant is not diminished by such taxes.

ARTICLE IV
PENSION EQUALIZER BENEFIT FORFEITURES

A Participant’s Pension Equalizer Benefit payments shall cease as of the Plan Year following the Plan Year during which the Participant has a Termination Date.

ARTICLE V
DEATH BENEFITS

If a Participant’s Termination Date shall occur by reason of death or if the Participant dies after his or her Termination Date but prior to receipt of a Pension Equalizer Benefit payment for a Plan Year, such payment shall be distributed to the Participant’s surviving spouse, if any, or to the executor or the administrator of the Participant’s estate, if any, or to the Participant’s heirs at law at the time and in the manner provided for in Article III of the Plan.

ARTICLE VI
ADMINISTRATION OF THE PLAN

6.1	Administrator

The Board shall appoint an Administrator to administer the Plan.  Such Administrator or such successor Administrator as may be duly appointed by the Board shall serve at the pleasure of the Board.  The Administrator shall maintain complete and adequate records pertaining to the Plan, including but not limited to Participants’ Pension Equalizer Benefits, and all other records which shall be necessary or desirable in the proper administration of the Plan.

6.2	Indemnity

The Company (the “Indemnifying Party”) hereby agrees to indemnify and hold harmless the Administrator (the “Indemnified Party”) against any losses, claims, damages or liabilities to which the Indemnified Party may become subject to the extent that such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any act or omission of the Indemnified Party in connection with the administration of this Plan (other than any act or omission of such Indemnified Party constituting gross negligence or willful misconduct), and will reimburse the Indemnified Party for any legal or other expenses reasonably incurred by him or her in connection with investigating or defending against any such loss, claim, damage, liability or action.  Promptly after receipt by the Indemnified Party of notice of the commencement of any action or proceeding with respect to any loss, claim, damage or liability against which the Indemnified Party believes he or she is indemnified hereunder, the Indemnified Party shall, if a claim with respect thereto is to be made against the Indemnifying Party hereunder, notify the Indemnifying Party in writing of the commencement thereof; provided, however, that the omission so to notify the Indemnifying Party shall not relieve it from any liability which it may have to the Indemnified Party to the extent the Indemnifying Party is not prejudiced by such omission.  If any such action or proceeding shall be brought against the Indemnified Party, and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party, and, after notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party hereunder for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation or reasonable expenses of actions taken at the written request of the Indemnifying Party.  The Indemnifying Party shall not be liable for any compromise or settlement of any such action or proceeding effected without its consent, which consent will not be unreasonably withheld.

ARTICLE VII
NATURE OF PLAN

Plan benefits herein provided are to be paid out of the Company’s general assets.  The Plan constitutes a mere promise by the Company to make benefit payments in the future and Participants have the status of general unsecured creditors of the Company.  The adoption of this Plan and any setting aside of amounts by the Company with which to discharge its obligations hereunder shall not be deemed to create a trust; legal and equitable title to any funds so set aside shall remain in the Company, and any recipient of benefits hereunder shall have no security or other interest in such funds.  Any and all funds so set aside shall remain subject to the claims of the general creditors of the Company, present and future.  This provision shall not require the Company to set aside any funds, but the Company may set aside such funds if it chooses to do so.

ARTICLE VIII
AMENDMENT AND TERMINATION

The Board may terminate or amend the Plan at any time and from time to time; provided, however, that no termination or amendment may deprive a Participant of his or her Pension Equalizer Benefit or be retroactive in effect to the prejudice of any Participant without the prior consent of the Participant affected.

ARTICLE IX
GENERAL PROVISIONS

9.1	No Preference over Creditors

No Participant shall have any preference over the general creditors of the Company in the event of the Company’s insolvency.

9.2	Incompetence of Participant

If the Administrator receives satisfactory evidence that any Participant entitled to receive a payment hereunder is, at the time the benefit is payable, physically, mentally or legally incompetent to receive such payment and to give a valid receipt therefor, and that an individual or institution is then maintaining or has custody of such Participant and that no guardian, committee or other representative of the estate of such Participant has been duly appointed, the Administrator may direct that such payment be paid to such individual or institution maintaining or having custody of such Participant, and the receipt of such individual or institution shall be valid and a complete discharge for the payment of such benefit.

9.3	Direct Deposit of Payments

Payments to be made hereunder may, at the written request of the Participant, be made to a bank account designated by such Participant, provided that deposits to the credit of such Participant in any bank or trust company shall be deemed payment into his or her hands.

9.4	Construction of Plan

Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

9.5	Benefits Not Assignable

Benefits provided under the Plan may not be assigned or alienated, either voluntarily or involuntarily.

9.6	Choice of Law

THE LAWS OF THE STATE OF TEXAS SHALL CONTROL THE INTERPRETATION AND PERFORMANCE OF THE TERMS OF THE PLAN.  THE PLAN IS NOT INTENDED TO QUALIFY UNDER SECTION 401(a) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR TO COMPLY WITH THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED.

9.7	Specified Employee; Six Month Payment Delay

Notwithstanding any provision of the Plan to the contrary, in the case of a “Specified Employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, any payment following a Termination Date (other than by reason of death or disability) shall be delayed until the later of (i) the Participant’s final Pension Equalizer Benefit payment date or (ii) a date which is six months after the Participant has incurred a “Separation from Service” within the meaning of Section 409A(a)(2)(A)(i) of the Code and accompanying Treasury regulations.  For purposes of the Plan, a Participant shall be a Specified Employee for the twelve-month period beginning on April 1 of a Plan Year if the Participant is a “Key Employee” as defined in Section 416(i) of the Code (without regard to Section 416(i)(5) of the Code) as of December 31 of the preceding Plan Year.

EXECUTED this 1st day of October, 2007.

HALLIBURTON COMPANY

By:         /s/ David J. Lesar

David J. Lesar
Chairman of the Board, President
               and Chief Executive Officer

SCHEDULE A

PLAN PARTICIPANTS AND

PENSION EQUALIZER PERCENTAGES

AS OF JANUARY 1, 2007

Last Name	First Name	PEP[1]
Aday	Thomas	2.10%
Allen	Steven	0.70%
Anderson	Freddie	3.30%
Barrett	Glen	1.30%
Beebe	Ronald	1.60%
Bordelon	John	1.70%
Boyce	James	4.80%
Britt	Gary	2.70%
Broussard	Paul	2.80%
Buckner	Robert	1.20%
Burris	Michael	1.70%
Campos	Harry	1.00%
Cawood	Benny	8.70%
Cobb	Dayton	2.30%
Cooney	Thomas	0.80%
Cornelison	Albert	1.80%
Crowell	Michael	1.70%
Dahlem	James	1.40%
Duckworth	David	2.30%
Ellis	Gary	4.10%
Evans	Willard	1.70%
Fishback	Harry	3.50%
Flippo	Carroll	3.70%
Freeman	David	0.20%
Garrett	Gary	2.90%
Hare	John	0.20%
Head	Elizabeth	3.80%
Hennessee	Keith	1.00%
Henry	John	3.80%
Huskey	Michael	3.40%
Mcgaha	Clarence	1.40%
McGuire	Lawrence	5.60%
McHam	William	0.80%
Milam	Carlos	5.70%
Morales	Michael	2.90%
Newsome	Lester	2.80%
Peiffer	James	9.30%
Philipp	Ann	1.80%

Last Name	First Name	PEP[1]
Poole	Patrick	1.10%
Richardson	William	1.50%
Roberts	Jesse	0.20%
Rohde	Bruce	1.20%
Saxman	William	1.50%
Schlehuber	Benny	6.10%
Schuman	Robert	1.30%
Smith	David	2.50%
Sonnier	John	2.10%
Sonnier	Winfred	1.40%
Spriggs	Dennis	5.40%
Stanaway	Daryl	1.90%
Stephan	Werner	6.40%
Talley	Clifford	0.50%
Thacker	Michael	0.40%
Tooke	Robert	2.80%
Waits	Gene	6.40%
Weaver	Gary	0.10%
Wells	Carl	0.10%
Wiss	David	0.40%
Zenner	Richard	7.80%
Zyglewyz	Steve	2.80%

1      Pension Equalizer Percentage